EXHIBIT 10.11

REGAL-BELOIT CORPORATION TARGET (SUPPLEMENTAL) RETIREMENT PLAN

I.	PURPOSE
II.	DEFINITIONS
III.	ELIGIBILITY - PARTICIPATION
IV.	BENEFITS
V.	CLAIMS PROCEDURE
VI.	ADMINISTRATION
VII.	AMENDMENT AND TERMINATION
VIII.	MISCELLANEOUS

REGAL-BELOIT CORPORATION

TARGET (SUPPLEMENTAL) RETIREMENT PLAN

I. PURPOSE

REGAL-BELOIT CORPORATION desires to provide Plan Participants with a retirement benefit which is adequate and competitive, when compared to peer company employers. The Plan is intended to provide a mechanism to provide supplemental retirement benefits to existing and newly hired employees of the Company who become eligible to participate, and to supplement retirement benefits payable from the Company's qualified retirement plan(s) to executives who are hired mid-career. By providing such benefits, the Company will remain able to attract and retain exceptional senior management personnel, and provide for orderly management succession.

II. DEFINITIONS

2.01 "Actuarial Equivalent" means a form of benefit differing in time, period, or manner of payment, but having the same value as the form of benefit payment expected to be paid to a Participant over his or her remaining lifetime, commencing on the first day of the month coincident with or next following his or her Normal Retirement Date. An Actuarial Equivalent determined hereunder shall be based on the mortality table, assumed rate of interest, and other factors utilized by the Pension Benefit Guaranty Corporation (PBGC), and in effect at the time a benefit payment amount is determined. PBGC factors to be utilized in determining the value of a benefit will be those factors used by the PBGC to value annuities for a single employer, trusteed plan terminating as of the first day of the month that includes the date in which the Participant attains (or would have attained) his or her Normal Retirement Date.

2.02 "Administrative Committee" and "Committee" mean the Committee appointed pursuant to Article VI to administer the Plan.

2.03 "Agreement" means the REGAL-BELOIT CORPORATION Target (Supplemental) Retirement Plan Agreement between a Participant and the Company, whereby a Participant agrees to the terms and provisions of the Plan, and the Company agrees to pay benefits in accordance with the Plan. An Agreement shall be executed by and between the Company when a Participant first becomes eligible to participate in the Plan.

2.04 "Change of Control" means that a "Change in Control of the Company" has been deemed to occur pursuant to a Change in Control Agreement in effect between the Company and its Chief Executive Officer. If the Company is not a party to such a Change in Control Agreement, "Change of Control" means the purchase or other acquisition by any person, entity or group of persons, within the meaning of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934 or any comparable successor provision, or a beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30% or more of either the outstanding shares of common stock or the combined voting power of Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of Company or of disposition by the sale or otherwise of all or substantially all of the Company's assets.

2.05 "Company" means REGAL-BELOIT CORPORATION, a Wisconsin Corporation, its successors and assigns, and any affiliated companies which grant participation hereunder to an employee with the Company's consent. References to "Company" in the Plan refer to the Company or, if appropriate, the participating affiliate of the Company which employs the Participant.

2.06 "Early Retirement Date" and "Early Retirement" mean the date of Termination of Service of a Participant for reasons other than death before age sixty-five (65), but at or after age sixty-two (62) with fifteen (15) Years of Service, or Termination of Service under circumstances which the Company, in its sole discretion, elects to treat as an Early Retirement under the Plan.

2.07 "ERISA Funded" means that the Plan is prevented from meeting the "unfunded" criterion of the exceptions to the application of Parts 2 through 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

2.08 "Final Average Compensation" means the average result produced by dividing the total Salary paid by the Company to a Participant during the sixty (60) consecutive month period immediately preceding his or her Termination of Service by the lesser of:

(a) sixty (60), or

(b) the actual number of months of the Participant's service with the Company, as determined pursuant to the Participant's Agreement to participate in the Plan.

2.09 "IRC" means the Internal Revenue Code of 1986, as amended.

2.10 "Normal Retirement Date" and "Normal Retirement" mean the date of Termination of Service of the Participant coincident with or following the date he or she attains age sixty-five (65).

2.11 "Other Retirement Plans", "Other Retirement Plans' Benefit" mean the aggregate of the retirement benefit which is attributable to the Hypothetical Investment Account, or its Actuarial Equivalent, to which a Participant would be entitled if monthly payments were made to him in the form of a single life annuity commencing on the first day of the month immediately following the Participant's Normal Retirement Date. For purposes of the Plan, the "Hypothetical Investment Account" shall consist of an amount equal to the hypothetical value of the Participant's Profit Sharing Plan Account, as hereinafter described. A Participant's Hypothetical Investment Account shall consist of the beginning balance of the Participant's Profit Sharing Plan Account as of the Profit Sharing Plan's most recent valuation date immediately preceding the Participant's date of eligibility for participation in this Plan, as specified in the Participant's Agreement. The beginning balance of each Participant's Hypothetical Investment Account shall be increased by Hypothetical Company Contributions, if any, and by Hypothetical Investment Earnings. "Hypothetical Company Contributions" shall be calculated and determined assuming an annual increase in Salary of one percentage point higher than the cost-of-living adjustments applied under IRC Section 415(b)(1)(A), and Company contributions determined as follows: (a) For periods prior to the date the REGAL-BELOIT CORPORATION Profit Sharing Plan was merged with the predecessor plan to the Regal-Beloit 401(k) Plan, a four percent (4%) Profit Sharing Plan contribution; (b) For periods on and after the date the REGAL-BELOIT CORPORATION Profit Sharing Plan was merged with the predecessor plan to the Regal-Beloit 401(k) Plan, a Company matching contribution equal to 1.5% of a Participant's Salary plus a Company base contribution of 2% of a Participant's Salary; provided, however, that the hypothetical base contribution shall not be credited unless the Participant is employed on the last day of the Plan Year; and (c) Any other Company contributions to a qualified retirement plan in which the employee has been a Participant if specified in the Participant's Agreement. "Hypothetical Investment Earnings" shall be calculated and determined assuming investment earnings equal to the most recent 12-month average yield on corporate bonds. Hypothetical Company Contributions and Hypothetical Investment Earnings shall be credited to a Participant's Hypothetical Investment Account at the same time and in the same manner as prescribed by the Profit Sharing Plan. For purposes of this Section, the "average yield on corporate bonds" means the composite average yield for the preceding calendar year of industrial and public utility bonds, rated Aaa through Baa, as determined from "Moody's Bond Record" published monthly by Moody's Investor's Service, Inc. (or any successor thereto), or, if such yield is no longer available, a substantially similar average selected by the Administrative Committee.

2.12 "Participant" means an employee of the Company who is designated to be eligible pursuant to Section 3.01 hereof and who signs and delivers an Agreement to the Company.

2.13 "Plan" means the REGAL-BELOIT CORPORATION Target (Supplemental) Retirement Plan, as amended from time to time.

2.14 "Plan Year" means the Company's fiscal year, which, unless and until changed, is January 1 to December 31.

2.15 "Profit Sharing Plan" means either the REGAL-BELOIT CORPORATION Profit Sharing Plan, as amended from time to time, or the Regal-Beloit 401(k) Plan and its predecessor, as amended from time to time. Unless the context requires otherwise, definitions as used herein shall have the same meaning as in the Profit Sharing Plan when applied to said Plan.

2.16 "Retirement Date" means a Participant's Early Retirement Date or Normal Retirement Date.

2.17 "Salary" for purposes of the Plan shall be the total of the Participant's base yearly salary paid by the Company during a Plan Year, and considered "wages" for FICA and federal income tax withholding, plus any bonus payments from the Company earned by the Participant for the Plan Year (even if not paid in that Plan year) and any amounts deferred by the Participant under an unfunded, nonqualified plan maintained by the Company. For purposes of this Section, Salary amounts considered shall exclude reimbursements or other expense allowances (whether or not includable in gross income, and including but not limited to car allowances), (cash or non-cash) fringe benefits (including but not limited to contest prizes), moving expenses, welfare benefits (including but not limited to imputed income on life insurance coverage, unused and/or accrued vacation pay and severance pay), and any distribution of stock (excluding proceeds from any stock options, stock appreciation rights, or any other stock or equity based management incentive plan. Salary amounts considered shall include any amounts by which the Participant's Salary is reduced by a salary reduction or similar arrangement under any qualified plan described in IRC Section 401(a) or any cafeteria plan (as described in IRC Section 125) maintained by the Company.

2.18 "Social Security Retirement Benefit" means the monthly amount of the primary Social Security benefit payable, or projected to be payable, to a Participant (regardless of whether such Social Security benefit is or has been applied for) at his or her Normal Retirement Date. The Social Security Retirement Benefit shall include a benefit payable to the Participant under any other similar retirement program sponsored by the United States government to which the Company contributed (at least in part) or which the Company funded (in whole or in part) by tax or similar levy.

2.19 "Surviving Spouse" means the spouse of a Participant on his or her Retirement Date, who is entitled to receive payments under Section 4.04 hereof, and who survives the Participant to receive any Surviving Spouse's benefit payable under the Plan. For purposes of the Plan, a "Spouse" is a the Participant's husband or wife under a legal union recognized by applicable state or federal law.

2.20 "Target (Supplemental) Retirement Plan Trust" and "Trust" mean any irrevocable grantor trust or trusts established by the Company with an independent trustee for the benefit of persons entitled to receive payments hereunder.

2.21 "Tax Funded" means that the interest of a Participant in the Plan will be includable in the gross income of the Participant for federal income tax purposes before actual receipt of Plan benefits by the Participant.

2.22 "Termination for Cause" means a Termination of Service of the Participant resulting from the Participant's fraud, misappropriation, embezzlement, or theft of Company property, conviction of a felony, or violation of restrictive covenants contained in any employment agreement between him and the Company, or a willful and repeated violation of published standards of conduct of the Company, the determination of which shall be made solely by the Company.

2.23 "Termination of Service" means the cessation of Participant's employment with the Company for any reason whatsoever, whether voluntarily or involuntarily, including by reason of retirement, death, or disability; provided, however, that a Participant who is entitled to long-term disability benefits under a long-term disability plan sponsored by the Company shall not be deemed to have incurred a Termination of Service until the earlier of the first anniversary of the date the Participant became entitled to long-term disability benefits, or the date the Participant no longer qualifies for long-term disability benefits, including loss of qualification due to death.

2.24 "Years of Service" means periods of service credited to a Participant based on the period beginning with the Participant's employment commencement date, as specified in the Participant's Agreement, and ending on the date the Participant incurs a Termination of Service. Nonsuccessive periods of service of less than whole year periods of service shall be aggregated, with 12 months of service or 365 days of service equaling a whole year of service. In its sole discretion, the Committee may award additional Years of Service to a Participant at any time prior to his or her Retirement Date as specified in the Participant's Agreement.

III. ELIGIBILITY; PARTICIPATION

3.01 Eligibility. Participation in the Plan shall be limited to employees of the Company who meet all of the following conditions:

(a) each employee must be a corporate officer or other key employee of the Company who is designated as eligible to participate in the Plan by the Administrative Committee. The determination of which corporate officers and other key employees shall be designated eligible shall be made solely by the Committee;

(b) each employee designated eligible to participate must file an Agreement with the Company in order to become a Participant in the Plan.

An employee who meets all of the requirements of this Section shall become a Participant in the Plan. Except as otherwise provided in Section 3.02, once an employee becomes a Participant in the Plan, he or she shall remain a Participant until his or her Termination of Service, and thereafter until all benefit payments, if any, to the Participant (or his or her Surviving Spouse) have been made.

3.02 Continuing Eligibility. If for any reason, a Participant's Salary has been reduced, or if he or she has had a material reduction in job responsibility, job description, or job duties, his or her participation in the Plan may be terminated as determined in the sole discretion of the Committee. In the event of such termination, a Participant shall be deemed to have incurred a Termination of Service. Unless such termination occurs on or after the Participant's Early Retirement Date, or Normal Retirement Date, no benefit shall be payable to or on behalf of the Participant under the Plan.

3.03 Reemployment. Any Participant who incurs a Termination of Service shall not be eligible to participate in the Plan on reemployment, unless the Committee so determines. In such event, the Committee shall specify the effective date of the Participant's renewed eligibility, and the conditions of his or her participation, including any adjustments in Years of Service, accrued benefit earned on the date of his or her reparticipation, if any, and other factors to reflect his or her break in continued participation. The Committee shall notify each reemployed Participant of his or her eligibility, of the effective date, and the conditions of participation, as specified by the Participant's Agreement.

IV. BENEFITS

4.01 Retirement Benefit. A Participant whose Termination of Service occurs on his or her Normal Retirement Date or Early Retirement Date shall be eligible for a retirement benefit, payable in monthly installments as provided in Section 4.03. The monthly benefit payable shall equal:

(a) 2.0% of the Participant's Final Average Compensation, multiplied by his or her Years of Service (up to a maximum of 30) determined as of the Participant's Retirement Date, less

(b) the Participant's Other Retirement Plans' benefit; and

(c) the Participant's Social Security Retirement Benefit.

4.02 Benefit Commencement Other Than on Normal Retirement Date. The Retirement Benefit of a Participant whose Retirement Date is on his or her Early Retirement Date, but before his or her Normal Retirement Date, shall commence on the first day of the month immediately following his or her Normal Retirement Date; provided, however, that a Participant who terminates on his or her Early Retirement Date may, with the consent of the Committee, elect that the benefit determined under Section 4.01 commence on the first day of any month following his or her Early Retirement Date (but not after his or her Normal Retirement Date).

4.03 Form and Commencement of Benefit Payment. An aggregate number of no more than one hundred and eighty (180) monthly benefit payments shall be payable under the Plan. Any benefit payable to the Participant under the Plan shall be payable commencing on the first day of the month immediately following the Participant's Normal Retirement Date, or an earlier date if elected by a Participant eligible for Early Retirement pursuant to Section 4.02. Monthly benefit payments shall continue on the first day of each month thereafter, until the first of the following dates:

(a) the last payment date immediately preceding the death of the Participant who dies without a Surviving Spouse;

(b) the last payment date immediately preceding the death of the Surviving Spouse of the Participant; or

(c) the date the one hundred and eightieth (180th) payment has been made to the Participant and/or his or her Surviving Spouse.

4.04 Surviving Spouse Benefit. The Company shall pay the Surviving Spouse of a Participant:

(a) Death During Employment. In the event a Participant dies while employed by the Company, but on or after the Participant has become eligible for Early or Normal Retirement, a Surviving Spouse benefit equal to 1/2 of the Participant's retirement benefit shall be payable as provided in this subsection. The monthly amount of the Surviving Spouse's benefit payable shall be calculated and determined as if the Participant had retired on the date of his or her death. Payment of the Surviving Spouse benefit shall commence on the first day of the month immediately following the date of the Participant's death, and shall be payable until the one hundred and eightieth (180th) monthly installment has been paid, or until the last payment immediately preceding the Surviving Spouse's date of death, whichever occurs first. No Surviving Spouse benefit shall be paid to a Participant who dies while employed by the Company but prior to becoming eligible for Early or Normal Retirement.

(b) Death After Retirement Date. In the event a Participant dies on or after his or her Retirement Date, a Surviving Spouse benefit shall be payable as provided in this subsection. One-half (1/2) of the monthly amount of any of the one hundred and eighty (180) installments payable under the Plan remaining unpaid to the Participant on the date of his or her death, if any, shall be payable to the Participant's Surviving Spouse. Payment of the Surviving Spouse benefit shall commence on the first day of the month immediately following the date of the Participant's death, and shall continue monthly until the one hundred and eightieth (180th) monthly installment has been paid, including installments paid prior to the Participant's death, or until the last payment immediately preceding the Surviving Spouse's date of death, whichever occurs first. No benefits shall be paid upon the death of a Participant who has no Surviving Spouse.

4.05 Vesting. Except in the event of a Termination for Cause, and except as otherwise provided in Section 3.02, each Participant who is eligible for an Early or Normal Retirement Benefit (whether or not the Participant has retired), shall be one hundred percent (100%) vested in an Early or Normal Retirement Benefit, determined under Section 4.01 hereof, based on Years of Service, Final Average Compensation, and benefits payable from Other Retirement Plans as of any appropriate date after the Participant has become eligible for an Early or Normal Retirement Benefit. A Participant shall not be deemed vested in any benefits from the Plan for any reason prior to becoming eligible for Early or Normal Retirement.

4.06 Termination for Cause. If a Participant's Termination of Service occurs as a result of a Termination for Cause, no benefit shall be payable under the Plan. Upon Termination for Cause, the provisions of Section 4.05 shall not apply, and the Participant shall immediately cease to be eligible for any benefit otherwise payable under Section 4.01 of the Plan.

4.07 Withholding; Employment Taxes. To the extent required by the law in effect at the time payments are made, the Company shall withhold any taxes required to be withheld by the federal, or any state or local, government.

4.08 Facility of Payment. Any benefit payable hereunder to any person under a legal disability, or to any person who, in the judgment of the Administrative Committee, is unable to properly administer his or her financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in a manner which the Committee may select.

V. CLAIM FOR BENEFITS PROCEDURE

5.01 Claim for Benefits. Any claim for benefits under the Plan shall be made in writing to the Committee. If such claim for benefits is wholly or partially denied by the Committee, the Committee shall, within a reasonable period of time, but not later than ninety (90) days after receipt of the claim, notify the claimant of the denial of the claim. Such notice of denial shall be in writing and shall contain:

(a) the specific reason or reasons for the denial of the claim;

(b) a reference to the relevant Plan provisions upon which the denial is based;

(c) a description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and

(d) an explanation of the Plan's claim review procedure.

5.02 Request for Review of a Denial of a Claim for Benefits. Upon receipt by the claimant of written notice of denial of the claim, the claimant may within sixty (60) days file a written request to the Committee, requesting a review of the denial of the claim, which review shall include a hearing if deemed necessary by the Committee. In connection with the claimant's appeal of the denial of his or her claim, he or she may review relevant documents and may submit issues and comments in writing.

5.03 Decision Upon Review of Denial of Claim for Benefits. The Committee shall render a decision on the claim review promptly, but no more than sixty (60) days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which case the sixty (60) day period shall be extended to one hundred-twenty (120) days. Such decision shall:

(a) include specific reasons for the decision;

(b) be written in a manner calculated to be understood by the claimant; and

(c) contain specific references to the relevant Plan provisions upon which the decision is based.

The decision of the Committee shall be final and binding in all respects on both the Company and the claimant. Legal action against the Plan may not be commenced more than 180 days after the Committee notifies the claimant of the determination upon review.

VI. ADMINISTRATION

6.01 Plan Administrative Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company, which shall be the Administrative Committee of the Plan. The Administrative Committee may assign duties to an officer or other employees of the Company, and delegate such duties as it sees fit. No member of the Committee shall vote or act on matters relating solely to himself or herself, or his or her Plan benefits.

6.02 General Rights, Powers and Duties of Administrative Committee. The Administrative Committee shall be responsible for the management, operation and administration of the Plan. In addition to any powers, rights, and duties set forth elsewhere in the Plan, it shall have the following powers and duties to:

(a) adopt such rules and regulations consistent with the provisions of the Plan as it deems necessary for the proper and efficient administration of the Plan;

(b) administer the Plan in accordance with its terms and any rules and regulations it establishes;

(c) maintain records concerning the Plan sufficient to prepare reports, returns, and other information required by the
Plan or by law;

(d) construe and interpret the Plan, and to resolve all questions arising under the Plan;

(e) direct the Company to pay benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan;

(f) employ or retain agents, attorneys, actuaries, accountants or other persons who may also be employed by or represent the Company; and

(g) be responsible for the preparation, filing, and disclosure on behalf of the Plan of such documents and reports as are required by any applicable federal or state law.

6.03 Information to be Furnished to Administrative Committee. The records of the Company shall be determinative of each Participant's period of employment, Retirement Date, Termination of Service and the reason therefore, disability, leave of absence, Years of Service, personal data, and Final Average Compensation. Participants and their Surviving Spouse shall furnish to the Committee such evidence, data or information, and execute such documents as the Committee requests.

6.04 Responsibility. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his or her own fraud or willful misconduct; nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of the Company. Further, the Company shall hold harmless, defend and indemnify any individual in the employment of the Company and any Director of the Company against any claim, action, or liability asserted against him in connection with any action or failure to act regarding the Plan, except as and to the extent such liability may be based upon the individual's own willful misconduct or fraud. This indemnification shall not duplicate, but may supplement, any coverage available under any applicable insurance coverage. This indemnification provided hereunder shall continue as to a person who has ceased serving on the Committee or as an officer, employee, or director of the Company, and such person's rights shall inure to the benefit of his or her heirs and representatives.

VII. AMENDMENT AND TERMINATION

7.01 Amendment. The Plan may be amended in whole or in part by the Company at any time; provided, however, that the Committee may amend the Plan if the amendments are (a) within in the scope of the law, (b) will not have a material financial effect on the Company, and (c) are either immaterial changes in the provisions of the Plan or technical changes required by applicable law. Notice of any material amendment shall be given in writing to the Administrative Committee or the Company, as appropriate, and to each Participant and each Surviving Spouse of a deceased Participant. No amendment shall retroactively decrease a Participant's vested benefit determined as of the amendment date pursuant to Section 4.05.

7.02 Company's Right to Terminate. The Company reserves the sole right to terminate the Plan at any time. Termination of the Plan shall not decrease a Participant's vested benefit determined as of the termination date pursuant to Section 4.05.

7.03 Special Termination. Any other provision of the Plan to the contrary notwithstanding, the Plan shall terminate if the Plan is held to be ERISA Funded or Tax Funded by a federal court, and appeals from that holding are no longer timely or have been exhausted. The Company may terminate the Plan if it determines, based on a legal opinion which is satisfactory to the Company, that either judicial authority or the opinion of the U.S. Department of Labor, Treasury Department or Internal Revenue Service (as expressed in proposed or final regulations, advisory opinions or rulings, or similar administrative announcements) creates a significant risk that the Plan will be held to be ERISA Funded or Tax Funded, and failure to so terminate the Plan could subject the Company or the Participants to material penalties or the inclusion of Plan benefits in taxable income prior to actual receipt of Plan benefits. Upon any such termination, the Company may:

(a) transfer the rights and obligations of the Participants and the Company to a new plan established by the Company, which is not deemed to be ERISA Funded or Tax Funded, but which is similar in all other respect to this Plan, if the Company determines that it is possible to establish such a Plan;

(b) if the Company, in its sole discretion, determines that it is not possible to establish the Plan in (a) above, the Company shall pay to each vested Participant a lump sum benefit equal to the Actuarial Equivalent of his or her vested benefit determined pursuant to Section 4.05;

(c) pay a lump sum benefit equal to the Actuarial Equivalent of a Participant's vested benefit determined pursuant to Section 4.05 to the extent that a federal court has held that the interest of the Participant in the Plan is includable in the gross income of the Participant for federal income tax purposes prior to actual payment of Plan benefits. The Actuarial Equivalent of any remaining vested benefit shall remain as an obligation of the Company, to be paid to the Participant as provided in the Plan;

(d) pursuant to Section 3.02, pay to a vested Participant a lump sum benefit equal to the Actuarial Equivalent of the value of a Participant's vested benefit if, based on a legal opinion satisfactory to the Company, there is a significant risk that such Participant will be determined not to be part of a "select group of management or highly compensated employees" for purposes of ERISA.

VIII. MISCELLANEOUS

8.01 Separation of Plan; No Implied Rights. The Plan shall not operate to increase any benefit payable to or on behalf of a Participant (or his or her Surviving Spouse) from any other plan maintained by the Company. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, Surviving Spouse, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Company in accordance with the terms and provisions of the Plan. Except as expressly provided in the Plan, the Company shall not be required or be liable to make any payment under the Plan.

8.02 No Right to Company Assets. Neither the Participant nor any other person shall acquire by reason of the Plan any right in or title to any assets, funds or property of the Company whatsoever, including, without limiting the generality of the foregoing, any specific funds, assets or other property which the Company, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company or the Trust. The Participant shall have only a contractual right to the amounts, if any, payable hereunder, unsecured by any asset of the Company. Nothing contained in the Plan constitutes a guarantee by the Company that the assets of the Company shall be sufficient to pay any benefits to any person.

8.03 No Employment Rights. Nothing herein shall constitute a contract of employment or of continuing service or in any manner obligate the Company to continue the services of the Participant, or obligate the Participant to continue in the service of the Company, or as a limitation of the right of the Company to discharge any of its employees, with or without cause. Nothing herein shall be construed as fixing or regulating the compensation or other remuneration payable to the Participant.

8.04 Offset. If, at the time payments or installments of payments are to be made hereunder, the Participant or the Surviving Spouse or both are indebted or obligated to the Company, then the payments remaining to be made to the Participant or the Surviving Spouse or both may, at the discretion of the Company, be reduced by the amount of such indebtedness or obligation; provided, however, that an election by the Company not to reduce any such payment or payments shall not constitute a waiver of its claim for such indebtedness or obligation.

8.05 Protective Provisions. In order to facilitate the payment of benefits hereunder, each employee designated eligible shall cooperate with the Company by furnishing any and all information requested by the Company, and taking such other actions as may be requested by the Company. If the employee refuses to cooperate, he or she shall not become a Participant in the Plan and the Company shall have no further obligation to him or her under the Plan. In such event, no benefit shall be payable to the Participant or his or her Surviving Spouse.

8.06 Non-assignability. Neither the Participant nor any other person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall be, prior to actual payment, subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, or be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

8.07 Notice. Any notice required or permitted to be given under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the last known address of the Participant if to the Participant, or, if given to the Company, to the principal office of the Company, directed to the attention of the Administrative Committee. Such notice shall be deemed given as of the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

8.08 Governing Laws. The Plan shall be construed and administered according to the laws of the State of Wisconsin.

8.09 Target (Supplemental) Retirement Plan Trust.

(a) The Company shall establish a Trust or Trusts with (an) independent trustee(s), and shall comply with the terms of the Trust(s). The Company may transfer to the trustee(s) an amount of cash, marketable securities, or other property acceptable to the trustee(s) ("Trust Property") determined by REGAL-BELOIT CORPORATION, in its sole discretion, as it deems necessary or appropriate. Trust Property so transferred shall be held, managed, and disbursed by the trustee(s) in accordance with the terms of the Trust(s). To the extent that Trust Property shall be used to pay the Company's obligations under the Plan, such payments shall discharge obligations of the Company; however, the Company shall continue to be liable for amounts not paid by the Trust(s). Trust Property will nevertheless be subject to claims of the Company's creditors in the event of bankruptcy or insolvency, and the Participant's rights under the Plan and Trust(s) shall at all times be subject to the provisions of Section 8.02.

(b) Upon a Change of Control, Company shall, as soon as possible, but in no event later than thirty (30) days following the Change of Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each vested Plan Participant or their Surviving Spouses, the vested benefits to which Participants or their Surviving Spouses would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred. A Participant's or Surviving Spouse's vested benefit shall be determined pursuant to Section 4.05.